UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Soliciting Material Under Rule 14a-12

TS&W / CLAYMORE TAX-ADVANTAGED BALANCED FUND
(Name of Registrant as Specified in Its Charter)

WESTERN INVESTMENT LLC
WESTERN INVESTMENT HEDGED PARTNERS L.P.
WESTERN INVESTMENT TOTAL RETURN PARTNERS L.P.
ARTHUR D. LIPSON
BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.
BENCHMARK PLUS PARTNERS, L.L.C.
BENCHMARK PLUS MANAGEMENT, L.L.C.
ROBERT FERGUSON
SCOTT FRANZBLAU
NEIL CHELO
ROBERT A. WOOD

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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2

Western Investment LLC (“Western Investment”), together with the other Participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of trustee nominees at the next meeting of shareholders (the “Annual Meeting”) of TS&W/Claymore Tax-Advantaged Balanced Fund (the “Fund”).  Western Investment has made a definitive filing with the SEC of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of its slate of trustee nominees at the Annual Meeting.

Item 1:  On July 23, 2010, Western Investment delivered the following letter to shareholders:

SHAREHOLDERS OF TS&W/CLAYMORE TAX-ADVANTAGED BALANCED FUND

YOUR IMMEDIATE ATTENTION IS REQUESTED

Dear Fellow Shareholder:

We are writing to inform you that the Annual Meeting of Shareholders of TS&W/Claymore Tax-Advantaged Balanced Fund has been adjourned to August 9, 2010.  The Annual Meeting was adjourned because there were not enough votes present to constitute a quorum.  If you have not yet voted it is important that you return your proxy and vote your shares today.  Without a quorum there will be another failed meeting.  Voting is your opportunity to send a message to management that the status-quo of failure is not ok.  It is time for change!

Western Investment is the largest shareholder of TS&W, owning approximately 6.7% of the fund’s shares.  We are seeking your support on the GOLD proxy card FOR the election of our INDEPENDENT trustee nominee to TS&W’s Board of Trustees and FOR our proposal to take the necessary steps to declassify the Board so that all trustees are reelected on an annual basis.

Western Investment specializes in investing in closed-end funds and has proven over many years to be an ethical activist investor for all shareholders.  We have taken a stance in connection with 32 issuers since 2004. All completed activism situations resulted in significant pro-shareholder action by issuers.  In every situation, the same result was available to all shareholders.  We did not benefit in any way except as a shareholder, we have never accepted any fees nor did we accept “greenmail” or participate in any transaction not available to all other shareholders.  We are proud of our public record and proud of the role we have played in creating value for shareholders.  We encourage you to visit www.fixmyfund.com for more information concerning our record in obtaining significant pro-shareholder actions.  Join with the many thousands of other shareholders who have supported Western Investment in our successful campaigns to create value for all shareholders.

DO NOT BE MISLED BY CLAYMORE AND ITS HANDPICKED BOARD.
WESTERN INVESTMENT HAS A FOUR POINT PLAN FOR SUCCESS.

1. FACT:  The Board has offered no plan for shareholders in light of the planned increases in taxes on dividend income.

Western Investment’s solution:  Convert TS&W to a 100% municipal bond fund or ETF, increasing the tax-free portion of the fund’s dividend.

2. FACT: The Board has permitted dangerously excessive amounts of leverage that unnecessarily increased fees and hurt performance.

Western Investment’s solution:  Eliminate the management fee on the leveraged portion of TS&W’s portfolio.  Eliminating this fee would save shareholders $735,000 per year and remove an incentive to excessive risk taking.

3. FACT: The Board has failed to address the persistent and significant discount to TS&W’s per share net asset value, or NAV, at which TS&W has traded since inception, penalizing shareholders while rewarding management by maintaining management fees paid to Claymore.

Western Investment’s solution:  Conduct periodic tender-offers and/or accretive and aggressive open-market repurchases of TS&W’s shares.  Accretive share repurchases have a proven record of success in reducing NAV discounts and increasing returns to all shareholders.

4. FACT:  The Board continues to disregard recommended corporate governance best practices.

Western Investment’s solution:  Take the necessary steps to declassify the Board so that all trustees are elected on an annual basis.  Egan-Jones Proxy Services, Glass, Lewis & Co. and RiskMetrics Group, three of the leading proxy advisory firms, in addition to The Council of Institutional Investors, a nonpartisan, not-for-profit association of public, labor and corporate employee benefit funds with assets exceeding $3 trillion and a leading advocate for improving corporate governance standards and strengthening investor rights, all recommend that all members of a board of directors or trustees be elected annually.  In fact, in supporting this proposal, RiskMetrics/ISS stated “the only real motive for implementing a [classified board] is to make it more difficult to change control of the board.”  In reaching its conclusion, RiskMetrics/ISS highlighted the fact that “empirical evidence has suggested that [a classified board] is not in shareholders’ best interests from a financial perspective.”

THIS BOARD HAS FAILED SHAREHOLDERS FOR FAR TOO LONG.

RiskMetrics Group/ISS, a leading proxy advisory service that provides analyses and vote recommendations to major institutional investors worldwide, has recommended that TYW shareholders vote on the GOLD proxy for Western Investment’s nominee, Neil Chelo, and for Western Investment’s proposal to declassify the Board so that all directors face election annually instead of every three years.

RiskMetrics/ISS believes that “Western’s nominee deserves an opportunity to focus more on adding value to the Fund through the authorization of an accretive program of share repurchases when the Fund’s discount to NAV rises above a set value between 3%-5%.”  RiskMetrics/ISS also noted that “[s]ince the Fund’s inception, the Fund’s share price has for the most part traded at a greater discount to its per share NAV than all leveraged equity closed-end funds and leveraged non-insured US national muni closed-end funds.”

We are committed to our investment in TS&W.  Do not be fooled or misled by management’s and the Board’s misleading statements and half-truths.  Our interests are aligned with the interests of all shareholders – if our investment in TS&W prospers, so does yours.  We only profit if you do!

VOTE THE GOLD PROXY AND SEND A MESSAGE TO THE BOARD THAT SHAREHOLDERS WILL NO LONGER TOLERATE THIS BOARD’S INACTION.

Your vote can be cast quickly and easily by signing, dating and mailing the enclosed proxy card in the postage-paid return envelope provided.  You may also vote by telephone or Internet by following the instructions on your proxy card.

We urge you to vote the GOLD proxy today by following the simple instructions for telephone or internet voting on the GOLD proxy card.  Alternatively, you can sign date and return your GOLD proxy in the postage paid envelope provided.

YOUR VOTE IS IMPORTANT, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE

If you have any questions or require assistance in voting, please contact our proxy solicitor at the numbers given on the back page.  Thank you for your support.

Regards,

Arthur D. Lipson

If you have any questions or need assistance voting your Shares, please call:
InvestorCom, Inc.
65 Locust Avenue, Third Floor
New Canaan, Connecticut 06840

Shareholders Call Toll-Free at: (877) 972-0090
Banks and Brokers Call Collect at: (203) 972-9300

You may also contact Western Investment LLC via email at
info@fixmyfund.com